SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___________)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement	[_]	Confidential, for use of the Commission only (as permitted by Rule 14a-6 (e)(2)).
[X]	Definitive Proxy Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

TETRA TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

——————————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No Fee required
[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TETRA Technologies, Inc.
25025 IH-45 North, 6th Floor
The Woodlands, Texas 77380

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2001

To our stockholders:

      Where and When. We will hold our 2001 Annual Meeting of Stockholders at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas on Thursday, May 24, 2001, at 11:00 a.m. local time.

      Record Date. Only stockholders of record at the close of business on March 26, 2001 will be entitled to notice of and to vote at the Annual Meeting.

      Purpose of the Meeting. We have called the Annual Meeting for the following purposes:

1.	To elect three of our Class II directors to serve three year terms;

2.	To ratify and approve the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2001; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments.

     You will find more information on our nominees for directors and the other purposes listed above in the attached proxy statement. You will find more instructions on how to vote starting on page 2 of the proxy statement.

     Your vote is important! Please mark, sign, date and return the enclosed proxy card as soon as possible regardless of whether you plan to attend the Annual Meeting. You may revoke your proxy at any time before it is voted.

     I hope you will be able to attend the Annual Meeting.

/s/ BASS C. WALLACE, JR. BASS C. WALLACE, JR. Corporate Secretary

April 4, 2001 The Woodlands, Texas

TETRA Technologies, Inc. 25025 IH-45 North, 6th Floor The Woodlands, Texas 77380

PROXY STATEMENT

TABLE OF CONTENTS

Voting information

General instructions on how to vote your proxy	2

Voting rules	2

Proposals

Proposal No. 1: Election of directors	4

Proposal No. 2: Appointment of independent auditors	6

Information about us

This proxy statement, and the attached Notice of the 2001 Annual Meeting of Stockholders and proxy card, are first being mailed to our stockholders on or about April 4, 2001.

VOTING INFORMATION

GENERAL INSTRUCTIONS ON HOW TO VOTE YOUR PROXY —

     Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions will differ depending on how your stock is held. It is important to follow the instructions that apply to your situation.

     If your shares are held in “street name,” you should vote your shares in the method directed by your broker or other nominee.

     If you plan to attend the meeting and vote in person, your instructions will depend on how your shares are held:

•	Shares registered in your name — check the appropriate box on the enclosed proxy card and bring evidence of your stock ownership with you to the meeting. The proxy card and the evidence of your ownership will serve as your authorization to vote in person.

•	Shares registered in the name of your broker or other nominee — ask your broker to provide you with a broker’s proxy card in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker.

Remember that we will limit attendance at the Annual Meeting to stockholders as of the record date (or their authorized representatives) with evidence of their share ownership and our guests.

     How to Revoke Your Proxy. If your shares are registered in your name, you may revoke your proxy at any time before it is exercised by :

•	filing a written notice revoking it with our Secretary,

•	executing and returning another proxy bearing a later date, or

•	attending the Annual Meeting and expressing a desire to vote your shares of common stock in person.

     If your shares are held in street name, you must contact your broker to revoke your proxy. You must address written notices to Secretary, TETRA Technologies, Inc., 25025 IH-45 North, 6th Floor, The Woodlands, Texas, 77380. No revocation by written notice will be effective unless such notice has been received by our Secretary prior to the day of the Annual Meeting or by our inspector of election at the Annual Meeting.

VOTING RULES —

     Stockholders Entitled to Vote - The Record Date. We have fixed the close of business on March 26, 2001 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the record date, we had issued and outstanding 13,932,520 shares of common stock and no shares of preferred stock.

     Quorum Required. A quorum must be present at the Annual Meeting for us to conduct business at the Annual Meeting. To establish a quorum, we need the presence, either in person or by proxy, of holders of a majority of the outstanding shares of our common stock as of the record date. We will count abstentions and broker non-votes to determine whether a quorum is present. Broker non-votes occur when a beneficial owner indicates on the proxy that some of the shares represented are not being voted as to certain proposals, and the broker is not permitted to vote on the proposal.

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     Number of Votes. You are entitled to one vote per share of our common stock that you own as of the record date on each matter that is called to vote at the Annual Meeting.

     Voting to Elect Directors. When voting to elect directors, you have three options:

•	Vote for all of the three nominees;

•	Vote for one or more of the nominees, but not all; or

•	Withhold authority to vote for all of the nominees.

     If a quorum is present at the Annual Meeting, the three persons receiving the greatest number of votes will be elected to serve as directors. Therefore, any shares that are not voted or whose votes are withheld will not influence the outcome of the election of directors.

     Voting on Other Matters. When voting on all other matters, you have three options as follows:

•	Vote FOR a given proposal;

•	Vote AGAINST a given proposal; or

•	ABSTAIN from voting on a given proposal.

     Each matter other than the election of directors requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal. An abstention will have the same effect as voting against a proposal. Non-voted shares will not affect the results on a proposal, because shares held by brokers who withhold authority to vote will be considered absent in the voting tallies on these proposals.

     The proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters.

     Voting of Proxies with Unmarked Votes. All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. If you return your proxy with no votes marked, your shares will be voted as follows:

•	FOR the election of all three nominees for director.

•	FOR the appointment of Ernst & Young LLP as our independent auditors.

     It is possible for a proxy to indicate that some of the shares represented are not being voted as to certain proposals. This occurs, for example, when a broker is not permitted to vote on a proposal without instructions from the beneficial owner of the stock. In these cases, non-voted shares are considered absent for those proposals.

     Who Counts the Votes. Votes will be counted by Computershare Investor Services, our transfer agent and registrar.

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     Information about the solicitation of proxies. Our Board of Directors is soliciting the proxy accompanying this statement in connection with the Annual Meeting. In addition to the solicitation of proxies by use of this proxy statement, our directors, officers and employees may solicit the return of proxies by mail, personal interview, telephone or telegraph. Our officers and employees will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

     We will pay all costs of preparing, printing, assembling and mailing the Notice of the Annual Meeting, this proxy statement, the enclosed form of proxy card and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

PROPOSALS

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The Board of Directors has nominated and urges you to vote FOR the election of the three directors who have been nominated to serve three-year terms as Class II directors. Each proxy solicited hereby will be so voted unless the stockholder specifies otherwise in the proxy. A plurality vote is required for the election of directors in Proposal 1. Accordingly, if a quorum is present at the Annual Meeting, the three persons nominated for election as directors receiving the greatest numbers of votes will be elected to serve as directors.

     Our bylaws divide the Board of Directors into three classes, designated as Class I, Class II and Class III, with respect to terms of office. Each class is elected to serve a three-year term and consists of, as nearly as possible, one-third of the members of the entire Board. Currently there are eight members of the Board of Directors and there is one vacancy on the Board. The proxies solicited hereby cannot be voted for more than three nominees.

     The term of office of each of the current Class II Directors, Ralph S. Cunningham, Tom H. Delimitros and Geoffrey M. Hertel, expires at the time of the Annual Meeting, or as soon thereafter as their successors are elected or qualified. Messrs. Cunningham, Delimitros and Hertel have been nominated by the Board to serve additional three-year terms as Class II Directors. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director, if elected.

     It is intended that the proxies solicited hereby will be voted FOR the election of such nominees, unless authority to do so has been withheld. If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will enable the proxy holder to vote for a substitute nominee of the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee will be required.

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Nominees for Director

The three nominees for election as Class II directors and certain additional information with respect to each of them are as follows:

Name	Age	Position with us	Year first became a director
Ralph S. Cunningham	60	Director (Class II)	1999
Tom H. Delimitros	60	Director (Class II)	1994
Geoffrey M. Hertel	56	President, Chief Operating Officer and Director (Class II)	1984

The Class II Directors, whose terms of office as directors will expire in 2004 if such persons are elected, and certain additional information with respect to each of them, are as follows:

Ralph S. Cunningham has served as a member of our Board of Directors since 1999. Dr. Cunningham retired in 1997 from CITGO Petroleum Corporation, where he had served as President and Chief Executive Officer since 1995. Dr. Cunningham served as Vice Chairman of Huntsman Corporation from April 1994 to April 1995, and from August 1990 to April 1994, he served as President of Texaco Chemical Company. Prior to joining Texaco Chemical Company, Dr. Cunningham held various executive positions with Clark Oil & Refining and Tenneco, Inc. He started his career in Exxon’s refinery operations. Dr. Cunningham is presently a director of Agrium, Incorporated, a Canadian public company involved in the agricultural chemicals business, Huntsman Corporation, a privately held petrochemical company headquartered in Salt Lake City, Utah, and Enterprise Products Partners L.P., a natural gas liquids and transportation company headquartered in Houston, Texas. He received his Ph.D. and M.S. degrees in Chemical Engineering from Ohio State University and his B.S. degree in Chemical Engineering from Auburn University.

Tom H. Delimitros has served as a member of our Board of Directors since 1994. Mr. Delimitros is a founding General Partner of AMT Venture Partners Ltd., a private limited partnership formed in 1989 that provides equity and debt capital to emerging growth companies involved in specialty chemicals and advanced material technologies. He is also a director and is chairman of the audit committee of the board of directors of Plains Resources, Inc., a public energy company. Mr. Delimitros received his B.S. and M.S. degrees from the University of Washington in Seattle and his M.B.A. from Harvard Business School.

Geoffrey M. Hertel has served as our President since May 19, 2000, as our Chief Operating Officer since January 27, 2000, and as a member of our Board of Directors since 1984. From January 1994 to 2000, Mr. Hertel served as our Executive Vice President-Finance and Administration. Mr. Hertel joined us in March 1993 as Senior Vice President-Finance and Administration. From 1981 to 1984 he was associated with us as a non-voting director and special consultant to the Board. Mr. Hertel has served as President and a director of Fairway Petroleum, Inc., a private oil and gas company, and LAGGS, Inc., a private natural gas pipeline company, since 1980. From 1972 to 1985, Mr. Hertel held various positions with Rotan Mosle, Inc., an investment banking firm, including Senior Vice President-Corporate Finance. Mr. Hertel received his B.A. and M.B.A. degrees from Michigan State University.

The Board of Directors recommends that you vote “FOR” the election of each of the above named nominees. Page -5-

PROPOSAL NO. 2: APPOINTMENT OF INDEPENDENT AUDITORS

     Proposal 2 requests stockholder approval of the Board of Directors’ appointment of the firm of Ernst & Young LLP as our independent auditors for the year ending December 31, 2001. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions from those attending such meeting. Ernst & Young LLP has served as our independent auditors since 1981.

     The Board of Directors recommends that you vote “FOR” ratification and approval of the appointment of Ernst & Young LLP as our independent auditors for the 2001 fiscal year, and proxies returned will be so voted unless contrary instructions are indicated thereon.

INFORMATION ABOUT US

INFORMATION ABOUT CONTINUING DIRECTORS

     The five continuing directors and certain additional information with respect to each of them are as follows:

Name	Age	Position with us	Year first became a director
Hoyt Ammidon Jr	63	Director (Class III)	1998
Paul D. Coombs	45	Executive Vice President - Operations and Director (Class I)	1994
Allen T. McInnes	63	Director (Class I)	1993
Kenneth P. Mitchell	61	Director (Class III)	1997
J. Taft Symonds	61	Chairman of the Board and Director (Class I)	1981

Hoyt Ammidon Jr. has served as a member of our Board of Directors since 1998. Mr. Ammidon has served as a managing director of Berkshire Capital Corporation, a private company that provides merger and acquisition related services to the investment management and securities industries, since November 1994. Prior thereto, Mr. Ammidon held various executive positions at Cazenove Incorporated, a brokerage firm, The Chase Manhattan Investment Bank and E.F. Hutton & Co., Inc. Mr. Ammidon received his B.A. degree in History from Yale University.

Paul D. Coombs has served as an Executive Vice President since January 1994 and as a member of our Board of Directors since June 28, 1994. Mr. Coombs served as our Senior Vice President - Oil & Gas from 1987 to 1994. From 1985 to 1987, Mr. Coombs served as our General Manager - Oil & Gas. Mr. Coombs has served in numerous other positions for us since 1982.

Allen T. McInnes has served as a member of our Board of Directors since 1993. Mr. McInnes served as our President and Chief Executive Officer from April 1, 1996 to January 27, 2000. Mr. McInnes has served as Chairman of the Board of TGC Industries, a public company involved in the geophysical business, since July 1993. Mr. McInnes also served as Chief Executive Officer of TGC Industries from July 1993 through April 1996. Mr. McInnes served as Chairman of the Board of Chase Packaging Corporation, a public company involved in the agricultural products packaging business until December 1997. Mr. McInnes is a former Executive Vice President and director of Tenneco, Inc., where at various times he had overall corporate-level responsibility for chemicals, minerals, packaging, international development and real estate operations. He also serves as a trustee director of the American Graduate School for International Management and several other educational and charitable institutions. Mr. McInnes received his B.B.A., M.B.A. and Ph.D. degrees from the University of Texas and in 1973 he completed the Advanced Management Program at Harvard Business School

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Kenneth P. Mitchell has served as a member of our Board of Directors since 1997. Mr. Mitchell is presently a director and chairman of the compensation committee of Balchem Corporation, which manufactures microencapsulated products and serves as a specialty repackager of industrial gases. Mr. Mitchell served as President and Chief Executive Officer of Oakite Products, Inc., a specialty chemicals company, from 1986 to 1993. From 1964 to 1986, Mr. Mitchell held a number of executive positions with Diamond Shamrock Corporation, a public company, all of which were related to various commodity and specialty chemical business. Mr. Mitchell received his B.S. degree in Marketing and Finance from Ohio State University in 1964 and in 1979 he completed the Senior Executive Program at M.I.T.

J. Taft Symonds has served as a member of our Board of Directors since 1981 and as our Chairman of the Board since October 1993. Mr. Symonds has served as Chairman and a director of Maurice Pincoffs Company, Inc., a private international marketing company, and as President and a director of Symonds Trust Co., Ltd., a private investment firm, since 1978. Mr. Symonds also serves as a director of Plains Resources, Inc., a public energy company, and Denali Incorporated, a public company involved in the manufacture of fiberglass and steel storage tanks. Mr. Symonds received his B.A. degree from Stanford University and his M.B.A. from Harvard Business School.

DIRECTOR COMPENSATION

     Directors who are not our employees or employees of any of our subsidiaries or affiliates (the “Outside Directors”) receive compensation of $1,500 per month plus $500 for each Board meeting attended, and they are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board. Outside Directors who are members of the Audit Committee or the Management and Compensation Committee are paid $500 for each meeting of those committees attended, up to a maximum of $2,000 per year. The chairman of each committee is paid $500 per calendar quarter, regardless of the number of meetings held, in addition to the $500 per meeting attended. Mr. Symonds received total annual cash compensation of $73,335 in 2000 for serving as Chairman of the Board of Directors.

     Under our Director Stock Option Plan, as amended (the “Director Plan”), each of the Outside Directors generally receives an automatic grant of an option to purchase 6,000 shares of our common stock on January 1 of each year while they are a director. The options have an exercise price equal to the closing price as of the last trading day of the previous year. As a result, on January 1, 2001, each of the Outside Directors received an option to purchase 6,000 shares at an exercise price of $15.50 per share.

BOARD MEETINGS AND COMMITTEES

     Meetings and Attendance. During 2000, the Board of Directors had seven meetings, the Audit Committee had five meetings, the Management and Compensation Committee had three meetings and the Nominating and Corporate Governance Committee had two meetings. During 2000, each member of the Board of Directors attended 75% or more of the meetings of the Board of Directors held while he was a member of the Board and 75% or more of the meetings of all committees of the Board of Directors of which he was a member that were held while he was a member, except that Mr. Ammidon did not attend two of the seven meetings of the Board.

     Page -7-

     Committees.

     Audit Committee. The Board of Directors has an Audit Committee, which is currently comprised of Mr. Ammidon, as Chairman, and Messrs. Cunningham and Mitchell. The Audit Committees functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees, and reviewing the adequacy of our internal accounting controls. To promote the independence of its audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. As required by New York Stock Exchange and Securities and Exchange Commission (the “Commission”) rules regarding audit committees, the Board of Directors has reviewed the qualifications of its Audit Committee and has determined that none of the current members of the Audit Committee have a relationship with us that might interfere with the exercise of their independence from us or our management.

     Management and Compensation Committee. The Board of Directors has a Management and Compensation Committee, which is currently comprised of Mr. Delimitros, as Chairman, and Messrs. Ammidon and Mitchell. The functions performed by the Management and Compensation Committee include reviewing and establishing overall management compensation, administering our employee stock option plans, and approving salary and bonus awards to our executive officers.

     Nominating and Corporate Governance Committee. The Board of Directors has a Nominating and Corporate Governance Committee, which is currently comprised of Mr. Symonds, as Chairman, and Messrs. Ammidon, Cunningham, Delimitros and Mitchell. The Nominating and Corporate Governance Committee investigates and makes recommendations to the Board with respect to qualified candidates to be nominated for election to the Board and reviews and makes recommendations to the Board of Directors with regard to candidates for directors nominated by shareholders in accordance with our bylaws. The Nominating and Corporate Governance Committee will consider candidates for director properly nominated by shareholders. Any shareholder wishing to propose a nominee should submit a recommendation in writing to our Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information, confirmation of the nominee’s consent to serve as a director, and all other information required by our bylaws for the nomination of director candidates. This committee also investigates and makes recommendations to the Board with regard to all matters of corporate governance, including the structure, operation and evaluation of the Board and its committees.

AUDIT COMMITTEE REPORT

     The Audit Committee includes three directors who are independent, as defined by the standards of the New York Stock Exchange. The Audit Committee assists the Board in overseeing matters relating to our accounting and financial reporting practices, the adequacy of our internal controls and the quality and integrity of our financial statements. In June 2000, the Audit Committee adopted, and the Board of Directors ratified, a new Audit Committee Charter, which is attached hereto as Appendix A.

     The Audit Committee met five times during the year ended December 31, 2000. Also, the Audit Committee Chairman, on behalf of the Audit Committee, reviewed with management and the independent auditors the interim financial information included in our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000, and September 30, 2000 prior to their being filed with the Commission.

     The independent auditors provided the Audit Committee with a written statement describing all the relationships between us and our auditors that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

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     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

     With and without management present, the Audit Committee discussed and reviewed the results of the independent auditors’ examination of our December 31, 2000 financial statements. The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit and disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

     The Audit Committee reviewed our audited financial statements as of and for the year ended December 31, 2000, and discussed them with management and the independent auditors. Based on such review and discussions, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Commission.

FEES PAID TO PRINCIPAL ACCOUNTING FIRM

     The following table sets forth the aggregate fees billed to us by our principal accounting firm, Ernst & Young LLP, for the fiscal year ended December 31, 2000:

Audit Fees	$55,000	(1)
Financial Information Systems
Design and Implementation Fees	0
All Other Fees	0

Total Fees	$55,000

(1) We anticipate that Ernst & Young will bill an additional $145,000 for these fees rendered in 2000

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Hoyt Ammidon Jr., Chairman Ralph S. Cunningham Kenneth P. Mitchell

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MANAGEMENT AND COMPENSATION COMMITTEE REPORT

     The Management and Compensation Committee (referred to in this Report as the “Committee”), which is comprised solely of Outside Directors, establishes our overall management compensation and is responsible for investigating, determining and awarding compensation to be paid to our executive officers, including grants under our stock option plans. In order to make such determinations, each year the Committee evaluates (i) our performance relative to our annual objectives, (ii) our performance relative to changes in the industry (i.e., performance relative to the opportunities available), and (iii) each senior executive officer’s contribution to our achievements during the year.

     The basic objectives of the senior executive compensation program are to:

•	Enable us to attract, retain, motivate and reward high-caliber executive officers to manage our diverse, interconnected businesses;

•	Inspire the executive officers to work as a team to innovatively and aggressively pursue our goals, including our multifaceted growth plan;

•	Encourage the executive officers to analyze and make improvements to our business systems in order to carry operations to higher levels of achievement and efficiency;

•	Emphasize “pay for performance” by having a significant portion of the executive officers’ total compensation “at risk” in the form of incentive compensation; and

•	Align the long-term interests of the executive officers with those of our stockholders through the use of stock options as a portion of compensation and thereby encourage the achievement of performance objectives that enhance stockholder value on a continuing basis.

     The Committee monitors general industry conditions, changes in regulations and tax laws, and other developments that may require modifications of the senior executive compensation program in order to ensure the program is properly structured to achieve its objectives. Our senior executive compensation program currently is comprised of three major components: (1) base salary; (2) annual incentive bonuses; and (3) longer-term incentive stock options.

      Base Salaries. The Committee determines base salaries for each of our executive officers on an individual basis, taking into consideration the performance of the individual and his contributions to our performance, compensation by industry competitors for comparable positions, internal equities among positions, and general economic conditions. Although no specific weight is assigned to these factors, the Committee generally targets the mid-point range of salary levels paid within the industry as a primary consideration in setting base salaries. In order to determine salary levels paid within the industry, the Committee reviews various industry surveys and proxy information of its competitors and, from time to time, consults with independent compensation consulting firms. The Committee gives serious consideration to the recommendations of the Chief Executive Officer (or in his absence, the Chief Operating Officer) with regard to the salaries to be paid to the executive officers. The Committee believes that maintaining a competitive base salary structure is vital to attract and retain talented executives and that optimal performance is encouraged through the use of incentive programs, such as annual incentive compensation and stock option plans, thereby furthering the goal of having “at risk” compensation as an important component of the executive compensation program.

     Annual Incentive Compensation. In addition to their base salaries, each of our executive officers (in addition to other key employees) is eligible to earn an annual incentive payment under our Incentive Compensation Program, depending on (i) the extent to which we (and our applicable Division, if any) achieve our earnings per share goal for the applicable year and (ii) such individual achieving his or her individual goals, which typically include various operating, financial and strategic goals (such as achievement of divisional earnings or other financial targets and successful completion of major projects) that are considered to be important to our long- or short-term success. Individual goals are not specifically weighted in the determination of whether to award annual incentive payments to the executive officers. The Incentive Compensation Program has six levels of participation, each of which represents a maximum amount of incentive compensation that may be awarded (expressed as a percentage of base pay), based on the extent to which we achieve our earnings goal. Executive officers participate in the top two levels. After a year-end review of corporate and divisional achievements and the personal achievement of the applicable individual goals, the Chief Executive Officer (or in his absence, the Chief Operating Officer) determines the amount of the annual incentive payment, if any, that he recommends be awarded to each senior executive officer. Such review includes the Chief Executive Officer’s (or in his absence, the Chief Operating Officer’s) subjective evaluation of factors that include the extent to which the goals were achieved by the executive officers. The Committee reviews, makes changes if desired, and approves such payments to the executive officers.

     Page -10-

     Stock Options. We have used stock options for many years as our long-term incentive program for executive officers and other key employees. Stock options align the benefits received by our executive officers and key employees with the amount of appreciation realized by the stockholders over comparable periods. The Committee administers our stock option plans, taking into consideration the recommendations of the Chief Executive Officer (or in his absence, the Chief Operating Officer) with regard to specific option grants. Stock options, other than “Performance Options” (discussed below), are usually granted at exercise prices not less than the market value of the stock on the date of the grant. In general, 20% of options vest one year after the date of grant and the remainder of the options vests ratably over the next four years (assuming continued employment). As a result, no options have any realizable value unless the optionee remains employed by us and our stock appreciates in value over the exercise price. Termination of employment triggers a requirement that the options be exercised or forfeited. All stock options are non-transferable. Stock options provide the executive officers and other key employees the opportunity to acquire and build a meaningful ownership interest in us and, therefore, closely align the their interests with those of our stockholders. In 2000, the Committee approved grants of options to purchase an aggregate of 423,250 shares of our common stock, including options to executive officers to purchase an aggregate of 131,000 shares.

          Performance Based Stock Options. The Plan also permits the issuance of options (the “Performance Options”) that are subject to early vesting only if the price of our common stock increases significantly, although none were granted in 2000. The Committee believes that such options will be powerful incentives to our executive officers to bring their full talents and energies to bear to accomplish the significant increases in stockholder values that vesting requires, within the option period.

     Compensation of President. Mr. Hertel received $230,702 in salary as our President and Chief Operating Officer in 2000, and, with regard to our performance in 2000, he received a cash bonus of $124,000 under the Incentive Compensation Program. In addition, Mr. Hertel received a 2000 grant of 35,000 options under our incentive stock option plan. Mr. Hertel’s current salary is $250,000, an increase of $40,000 over his salary of $210,000 in January 2000. In determining the terms of Mr. Hertel’s compensation and benefits, the Committee considered Mr. Hertel’s substantial experience and qualifications, which included his seventeen years with us as a director and seven years with us as an executive officer. The Committee reviewed the levels of base pay and incentive and other compensation, including stock options, that would be necessary in order to induce him to serve as President and Chief Operating Officer, considering the compensation provided to the presidents and chief operating officers of other publicly traded companies of similar size and business type. No specific survey of such compensation was commissioned by the Committee, and no specific weight was given to any single qualification or other factor. Mr. Hertel is entitled to participate in our Incentive Compensation Program, pursuant to which he received an award of $124,000 related to our performance in 2000. In determining Mr. Hertel’s 2000 award, the Committee considered Mr. Hertel’s accomplishments in 2000, which included leading TETRA to its financial and operational goals and successfully developing and implementing a four step program to refocus TETRA on its core oil and gas services business. This program included disposing of non-core assets and expanding core businesses, as well as modifying our infrastructure and eliminating non-core developmental costs.

     Page -11-

     Compensation of Former Chief Executive Officer. We entered into an employment agreement with Mr. McInnes upon hiring him as our President and Chief Executive Officer in April 1996. We amended his agreement in January 2000 upon his resignation as President and Chief Executive Officer. The agreement terminates December 31, 2001. Mr. McInnes received $287,750 under this agreement in 2000, and he did not receive a bonus under the Incentive Compensation Program. Under the amended agreement, the Board of Directors assigns projects to Mr. McInnes from time to time for which Mr. McInnes provides services to us.

Submitted by the Management and Compensation Committee of the Board of Directors in March 2001,

Tom H. Delimitros, Chairman Hoyt Ammidon Jr Kenneth P. Mitchell

     This report and the Performance Graph set forth later in this Proxy Statement have been prepared for inclusion in the proxy materials to be provided to our stockholders for the Annual Meeting to be held May 24, 2001 and not for inclusion in any other filing required under the Securities Act or the Exchange Act except to the extent we specifically incorporate such information by reference into a filing under either of such Acts. This Report is not to be considered “soliciting materials” as that term is used in the proxy rules of the Commission.

Insider Stock Sales

     We acknowledge that sales of Common Stock by our executive officers will occur periodically. In particular, we believe that our executive officers who have a significant portion of their net worth in Common Stock may desire to diversify their investment portfolios over time. We have established a policy for trading in Common Stock. This policy is designed to help ensure compliance with the federal securities laws and allow the anticipated periodic sales to occur in an orderly fashion. The trading policy also generally prohibits our directors, officers and employees from purchasing Common Stock in short sales and from buying or selling puts, calls or options involving Common Stock (other than employee stock options).

     Page -12-

EXECUTIVE COMPENSATION

Executive Officers

Our current executive officers and their ages and positions are as follows:

Name	Age	Position
Geoffrey M. Hertel	56	President, Chief Operating Officer and Director
Paul D. Coombs	45	Executive Vice President and Director
Raymond D. Symens	50	Senior Vice President
Dennis R. Mathews	42	Senior Vice President
Ben C. Chambers	45	Chief Accounting Officer
Bruce A. Cobb	51	Treasurer and Controller
Bass C. Wallace, Jr	42	General Counsel and Corporate Secretary

     (Information regarding the business experience of (i) Mr. Hertel is set forth above under “Proposal No. 1: Election of Directors - Nominees for Director” and (ii) Mr. Coombs is set forth above under “Information about Continuing Directors.”)

     Raymond D. Symens has served as our Senior Vice President since 1994. He served as Vice President — Manufacturing from 1988 to 1994. From 1976 to 1988, Mr. Symens held various executive positions with Earth Sciences Incorporated and its wholly owned Canadian subsidiary, ESI Resources, Ltd., finally as Vice President and General Manager for the chemical recovery operations located in western Canada. Mr. Symens received his B.S. degree in Metallurgical Engineering from the South Dakota School of Mines and Technology.

     Dennis R. Mathews has served as our Senior Vice President since January 2001. Mr. Mathews has served as Vice President of TETRA International since 1994 and he served as General Manager of our INTEQ/TETRA joint venture from 1991 to 1994. Mr. Mathews received his B.S. degree in Business Management from Southwestern Oklahoma State University.

     Ben C. Chambers has served as our Chief Accounting Officer since May 19, 2000. He was first employed by us in 1993, and served as Controller of our Oil & Gas Services division from January of 1995 to May of 2000. From 1979 to 1992, Mr. Chambers held various management positions with Baker Hughes, Inc., most recently as Controller for its Tubular Services Division. Mr. Chambers received his B.S. degree in accounting from the University of Oklahoma, and he is a certified public accountant.

     Bruce A. Cobb has served as our Controller and Treasurer since May 19, 2000. He served as Chief Accounting Officer from June of 1999 to May of 2000. Mr. Cobb served as our Controller from 1991 to May of 1999. From 1987 to 1991, Mr. Cobb was the chief financial officer of Speeflo Manufacturing Company. From 1979 to 1987, he served as division controller for Hughes Production Tools, a division of Hughes Tool Company. From 1973 to 1979, Mr. Cobb practiced accounting with Ernst & Young. Mr. Cobb received his B.B.A. degree in accounting from the University of Texas, and he is a certified public accountant.

     Bass C. Wallace, Jr. has served as our General Counsel since 1994 and as our Corporate Secretary since 1996. Mr. Wallace received his B.A. degree in economics from the University of Virginia and his J.D. degree from the University of Texas School of Law.

     Page -13-

Compensation of Executive Officers

     The following information is given for the years 1998 through 2000 with respect to (i) each person who served as our Chief Executive Officer or in a position performing similar functions during 2000 and (ii) each of our four most highly compensated executive officers (each a “Named Executive Officer”):

Summary Compensation Table

		Annual Compensation (1)		Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Securities Underlying Options (#)		All Other Compensation (2)
Geoffrey M. Hertel	2000	$230,702	$124,000	35,000		$4,970
President and	1999	210,000	0	0		4,725
Chief Operating Officer	1998	210,000	0	52,500	(3)	4,800

Paul D. Coombs	2000	$235,737	$ 90,000	35,000		$4,928
Executive Vice President	1999	221,004	0	0		3,803
	1998	221,004	0	52,500	(3)	3,750

Raymond D. Symens	2000	$192,272	$ 60,000	25,000		$5,018
Senior Vice President	1999	180,000	0	0		4,725
	1998	175,000	0	73,000	(3)	4,800

Dennis R. Mathews	2000	$155,312	$ 40,000	10,000		$3,958
Senior Vice President	1999	131,172	0	0		3,756
	1998	126,460	47,000	17,150	(3)	4,099

Bass C. Wallace, Jr	2000	$164,163	$ 20,000	8,000		$4,500
General Counsel and Secretary	1999	155,000	0	0		3,817
	1998	140,000	0	10,600	(3)	3,750

Allen T. McInnes	2000	$287,750	$ 0	0		$2,516
Former President and	1999	285,000	0	0		2,850
Chief Executive Officer(4)	1998	285,000	0	210,000	(3)	3,075

(1)	During the years ended December 31, 1998, 1999 and 2000, none of the Named Executive Officers received perquisites or other personal benefits that exceeded the lesser of $50,000 or 10% of the total annual salary and bonus for such individual.

(2)	Represents employer matching contributions under our 401(k) Retirement Plan.

(3)	The Management and Compensation Committee of the Board of Directors approved an option exchange program effective December 11, 1998 (the “Option Exchange Program”). Under the program, which was optional to significantly all holders of outstanding options, each of the Named Executive Officers elected to participate and was granted replacement options with an exercise price of $10.1875, in exchange for the surrender of their options previously granted in 1996, 1997 and 1998 at higher exercise prices, except that performance options were not eligible to be exchanged under the program and Mr. McInnes’ 1996 nonqualified options were not replaced but were amended to reflect the same terms. The replacement options were for 70% as many shares as the 1996 options and 50% as many shares as the 1997 and 1998 options. The surrendered options were canceled. The 1998 options shown are all replacement options except 50,000 new performance stock options granted to Mr. Symens in 1998, Mr. McInnes’ amended 1996 options, and 5,000 new stock options granted to Mr. Chambers.

(4)	Mr. McInnes resigned as President and Chief Executive Officer effective January 27, 2000.

Page -14-

     Employment Agreement. We do not have an employment agreement with Mr. Hertel. In connection with Mr. McInnes’s initial employment with us in 1996, we entered into an employment agreement with him with a term of four years that provided for a base salary of $285,000. Effective February 1, 2000, in connection with Mr. McInnes’s resignation as President and Chief Executive Officer, his employment agreement was amended to provide for an annual salary of $287,750 and a termination date of December 31, 2001. Mr. McInnes presently provides services in connection with projects assigned to him by the Board of Directors. Under the agreement, Mr. McInnes is entitled to participate in our Incentive Compensation Program and our other employee benefit plans, and he is entitled to certain other benefits. In the event we undertake a change of control event (as defined in the agreement), Mr. McInnes may be entitled to the then remaining benefits under the agreement. Under the agreement, Mr. McInnes may not compete with us in any business in a specified geographic area, and he agreed to certain other covenants designed to protect us against any such competition.

     401(k) Plan. Under our 401(k) Retirement Plan (the “401(k) Plan”), eligible employees may contribute on a pre-tax basis up to 22% of their compensation, subject to an annual maximum established under the Internal Revenue Code. We make a matching contribution under the 401(k) Plan equal to 50% of the first 6% of a participant’s annual compensation that is contributed to the 401(k) Plan. As of December 31, 1999, approximately 70% of all eligible employees had elected to participate in the 401(k) Plan.

Stock Options

     The following information concerns individual grants of stock options made during the last fiscal year to the Named Executive Officers:

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Theoretical Value (1)
Geoffrey M. Hertel	35,000	8.33%	$7.625	01/18/10	$126,350
Paul D. Coombs	35,000	8.33%	$7.625	01/18/10	$126,350
Raymond D. Symens	25,000	5.95%	$7.625	01/18/10	$ 90,250
Dennis R. Mathews	10,000	2.38%	$7.625	01/18/10	$ 36,100
Bass C. Wallace, Jr	8,000	1.90%	$7.625	01/18/10	$ 28,880
Allen T. McInnes	0	0.00%	—	—	$ 0

(1)	The theoretical values on the grant date were calculated using the Black-Scholes Model. The Black-Scholes Model is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors to estimate an option’s theoretical value, including the stock’s historical volatility and dividend rate, the exercise period of the option, and interest rates. The grant date theoretical value above assumes a volatility of 46%, a dividend yield of 0.0%, a 5.25% risk free rate of return, and an exercise five to six years after the grant date.

Page -15-

     The following table shows all exercises of stock options during the last fiscal year by our Named Executive Officers and the fiscal year-end value of unexercised options:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options Held at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Not Exercisable	Exercisable	Not Exercisable
Geoffrey M. Hertel	0	$ 0	120,500	142,000	$ 877,326	$305,721
Paul D. Coombs	21,000	74,157	110,500	142,000	742,862	282,373
Raymond D. Symens	1,000	3,969	45,975	62,025	169,588	209,037
Dennis R. Mathews	3,000	10,591	36,508	14,642	247,199	99,115
Bass C. Wallace, Jr	6,000	44,250	12,328	10,772	78,442	68,549
Allen T. McInnes	0	0	208,597	301,403	1,088,656	7,281

(1)	Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of our common stock on December 31, 2000 was $15.40625, based on the average of the high and low sales prices on the New York Stock Exchange on that date as reported by the Wall Street Journal.

Management and Compensation Committee Interlocks and Insider Participation

There are no transactions or relationships required to be disclosed under this section. Page -16-

Performance Graph

     The following graph compares the cumulative total returns of our common stock and the Standard & Poor’s 500 Composite Stock Price Index, the Philadelphia Oil Service Index and a peer group index, assuming $100 invested in each stock or index, and all dividends reinvested.

The Peer Group consists of the following companies:

Baker Hughes, Inc.	Halliburton Company	R&B Falcon Corporation
BJ Services Company	Horizon Offshore Inc.	Schlumberger Ltd.
Cal Dive International, Inc.	Key Energy Services Inc.	Smith International Inc.
Global Industries Ltd.	Newpark Resources Inc.	Superior Energy Services Inc.
Great Lakes Chemical Company	Parker Drilling Company
Page -17-

BENEFICIAL STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of our common stock with respect to (i) each person we know who beneficially owns five percent (5%) or more of our common stock as of December 31, 2000, (ii) our directors and nominees for director, (iii) our Named Executive Officers and (iv) our directors and executive officers as a group:

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	1,902,500	(1)	14.0%

Mellon Financial Corporation One Mellon Center Pittsburgh, PA 15258	1,319,075	(2)	9.7%

Dimensional Fund Advisors Inc 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	1,063,200	(3)	7.8%

Morgan Stanley Dean Witter & Co 1585 Broadway New York, New York 10036	679,000	(4)	5.0%

Hoyt Ammidon Jr.	18,230	(5)	*

Paul D. Coombs	247,516	(6)	1.7%

Ralph S. Cunningham	19,503	(7)	*

Tom H. Delimitros	34,500	(8)	*

Geoffrey M. Hertel	234,886	(9)	1.6%

Allen T. McInnes	221,550	(10)	1.5%

Kenneth P. Mitchell	35,983	(11)	*

J. Taft Symonds	218,991	(12)	1.5%

Raymond D. Symens	69,649	(13)	*

Dennis R. Mathews	49,841	(14)	*

Bass C. Wallace, Jr.	26,228	(15)	*

Directors and executive officers as a group (13 persons)	1,220,361	(16)	8.6%

*	Less than 1%
(1)	Pursuant to a Schedule 13G/A dated February 14, 2001, Wellington Management Company, LLP has shared voting power with respect to 435,700 shares of our common stock and shared dispositive power with respect to 1,902,500 shares of our common stock, including 1,062,000 shares beneficially owned by Vanguard Explorer Fund, which has filed a separate Schedule 13G/A with respect to those shares that was filed February 12, 2001.

(2)	Pursuant to a Schedule 13G/A dated January 16, 2001, Mellon Financial Corporation has sole voting power with respect to 1,189,575 shares of our common stock, shared voting power with respect to 112,200 shares of our common stock, sole dispositive power with respect to 1,206,746 shares of our common stock and shared dispositive power with respect to 112,200 shares of our common stock, including 881,700 shares beneficially owned by The Boston Company, Inc. The Boston Company, Inc. has sole dispositive power with respect to all 881,700 of such shares and sole voting power with respect to 864,529 of such shares.

Page -18-

(3)	Pursuant to a Schedule 13G dated February 2, 2001, Dimensional Fund Advisors Inc. has sole voting and dispositive power with respect to 1,063,200 shares of our common stock.
(4)	Pursuant to a Schedule 13G/A dated January 31, 2001, Morgan Stanley Dean Witter & Co. has shared voting and dispositive power with respect to 679,000 shares of our common stock, which includes shares beneficially owned by its subsidiary, Morgan Stanley Dean Witter Advisors Inc, 2 World Trade Center, New York, NY 10048.

(5)	Includes 18,230 shares subject to options exercisable within 60 days of the Record Date.
(6)	Includes 174,208 shares subject to options exercisable within 60 days of the Record Date.
(7)	Includes 16,603 shares subject to options exercisable within 60 days of the Record Date.
(8)	Includes 27,000 shares subject to options exercisable within 60 days of the Record Date.
(9)	Includes 144,166 shares subject to options exercisable within 60 days of the Record Date.
(10)	Includes 209,474 shares subject to options exercisable within 60 days of the Record Date.
(11)	Includes 23,483 shares subject to options exercisable within 60 days of the Record Date.
(12)	Includes 70,796 shares subject to options exercisable within 60 days of the Record Date.
(13)	Includes 32,192 shares subject to options exercisable within 60 days of the Record Date.
(14)	Includes 40,541 shares subject to options exercisable within 60 days of the Record Date.
(15)	Includes 15,228 shares subject to options exercisable within 60 days of the Record Date.
(16)	Includes 812,155 shares subject to options exercisable within 60 days of the Record Date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of common stock (Forms 3, 4 and 5) with the Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required by Commission regulations to furnish us with copies of all such forms they file.

     To our knowledge and based solely on our review of the copies of such reports we have received and on written representations by certain reporting persons that no reports on Form 5 were required, we believe that during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to our executive officers and directors and 10% stockholders were complied with in a timely manner except that Messrs. Cunningham and Delimitros did not timely report purchases of shares of our common stock on Form 4s, although they filed Form 5s with respect to those purchases, and Mr. Chambers’ initial report on Form 3 was filed late.

PROPOSALS OF STOCKHOLDERS

     We must receive a stockholder proposal intended to be presented at our 2002 annual meeting of stockholders at our principal executive offices no later than November 22, 2001 and it must comply with the requirements of Rule 14a-8 of the Exchange Act if the stockholder making the proposal desires such proposal to be considered for inclusion in our proxy materials relating to such meeting.

ADDITIONAL FINANCIAL INFORMATION

     Stockholders may obtain additional financial information about us for the year ended December 31, 2000 from our annual report on Form 10-K filed with the Commission. A copy of the annual report on Form 10-K may be obtained without charge by written or oral request to Eileen Price, Manager of Investor Relations, TETRA Technologies, Inc., 25025 IH-45 North, 6th Floor, The Woodlands, Texas 77380, telephone (281) 367-1983. This copy will be sent via first class mail or equally prompt means within one business day of receipt of such request.

     Page -19-

OTHER MATTERS

     The Board of Directors has at this time no knowledge of any matters to be brought before the Annual Meeting other than those referred to above. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment on such matters.

     A certified copy of the list of stockholders as of the record date of March 26, 2001 will be available for stockholder inspection at our office ten days prior to the meeting date of May 24, 2001.

By Order of the Board of Directors, /s/ BASS C. WALLACE, JR. BASS C. WALLACE, JR. Corporate Secretary

April 4, 2001 The Woodlands, Texas Page -20-

     APPENDIX A

Audit Committee Charter

ORGANIZATION

This charter governs the operations of the Audit Committee (the “Committee”). The Committee shall review and reassess the charter at least annually and recommend any proposed changes to the Company’s board of directors for approval. The Committee shall be appointed by the board of directors and shall be comprised of at least three directors who shall each meet the independence and experience requirements of the New York Stock Exchange.

STATEMENT OF POLICY

The Committee shall provide assistance to the board of directors in fulfilling its oversight responsibilities to the Company’s shareholders and potential shareholders, the investment community, and others relating to the Company’s financial statements and its financial reporting process, including the overview of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, internal auditors, if any, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. It is recognized that the Company’s management is responsible for preparing the Company’s financial statements and the Company’s independent auditors are responsible for auditing those financial statements. The Committee also recognizes that management of the Company, as well as the independent auditors, have more time, knowledge and detailed information concerning the Company than do Committee members; consequently, in carrying out its oversight responsibility, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. In carrying out its responsibilities hereunder, the policies and procedures of the Committee shall remain flexible in order to best react to changing conditions and circumstances. The Committee shall take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement or diverge from this guide as appropriate given the circumstances.

•	The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Committee, as representatives of the Company’s shareholders. The Committee, subject to any action that may be taken by the full board of directors, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

•	The Committee shall discuss with the independent auditors and internal auditors, if any, the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the independent auditors and the internal auditors, if any, the adequacy and effectiveness of the Company’s internal accounting and financial controls. Further, the Committee shall meet separately with the independent auditors and the internal auditors, if any, with and without management present, to discuss the results of their examination(s).

•	The Committee shall review with management and the independent auditors the interim financial statements to be included in the Company’s Quarterly Reports on Form 10-Q. Also, the Committee shall discuss with the independent auditors the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards including, without limitation, the matters required to be discussed by Statement of Auditing Standards (“SAS”) NO. 61.

•	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including the Committee’s judgment about the quality, not just the acceptability, of the accounting principles followed, the reasonableness of significant judgments made, and the clarity of the disclosures contained in the financial statements. Also, the Committee shall discuss with the independent auditors the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards including, without limitation, the matters required to be discussed by SAS No. 61.

•	The Committee shall further:

•	request from the independent auditors annually, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standard Board Standard No. 1;

•	discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors’ independence; and

•	if so determined by the Committee, take or recommend that the full board of directors take appropriate action to oversee the independence of the independent auditors.

Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company’s internal policies.

PROXY	PROXY

TETRA TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 24, 2001

     The undersigned hereby constitutes and appoints Bass C. Wallace, Jr. and Paul D. Coombs and each or either of them, lawful attorneys and proxies of the undersigned, each acting alone and with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of stockholders of TETRA Technologies, Inc. (herein the “Company”), to be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas on the 24th day of May 2001, at 11:00 a.m. local time and any adjournment(s) thereof; with all powers the undersigned would possess if personally present and to vote thereat, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present.

     Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. All prior proxies are hereby revoked.

(Continued and to be signed on the reverse side.)

[Reverse Side of Card]

TETRA TECHNOLOGIES, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

(5)	Election of Directors
Nominees:	01 Ralph S. Cunningham	02 Tom H. Delimitros	03 Geoffrey M. Hertel

[ ] FOR ALL	[ ] WITHHOLD ALL	[ ] FOR ALL EXCEPT*

* (INSTRUCTION: To withhold authority to vote for any individual nominee, write that person’s name in the space provided above.)

(6)	To approve the appointment of Ernst &Young LLP as the Company’s independent auditors for the year 2001.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

This Proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business. Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy Statement of the Company dated April 4, 2001.

Dated: , 2001

——————— Signature of Shareholder

——————— Signature of Shareholder

Please sign your name exactly as it appears hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY